Exhibit 10.16.2


                              EASTERN ENTERPRISES
                          HEADQUARTERS RETIREMENT PLAN


                                   Amendment


      Pursuant to Section 14.01 of the Eastern Enterprises Headquarters Retirement Plan (the "Plan"), said Plan is hereby amended, with effective dates as indicated:


      1. Section 2.03 is amended by inserting the following at the end of the first paragraph thereof:


      "Notwithstanding the foregoing, effective July 1, 1996, the Annual Earnings of an Eligible Employee who is participating in Midland Enterprises Inc.'s 'Non-Officer Incentive Compensation Program' as of each Earnings Measurement Date shall mean such Employee's annual salary rate plus the annual performance bonus awarded to him under such program for the calendar year immediately preceding such Earnings Measurement Date."


      2. Section 7.022 of the Plan is amended, effective July 1, 1996, by adding at the end thereof the following:


      "Notwithstanding the foregoing, upon receiving the required explanation described above, a Member may elect an annuity starting date (as defined in Code Section 417(f)(2)) which is less than 30 days after the required explanation is given, provided such election is in accordance with Treas. Reg. section 1.417(e)-IT."


      IN WITNESS WHEREOF, Eastern Enterprises has caused this instrument to be signed in its name and on its behalf by its duly authorized officer this 26 day of June, 1997.


                                          EASTERN ENTERPRISES




                                         By: /s/ L. William Law, Jr.
                                             --------------------------
                                             Title: Senior Vice President